Exhibit 23.6

Consent of Independent Auditors

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-188070) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-212913) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-230548) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, and

(4)	Registration Statement (Form S-8 No. 333-265595) pertaining to the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan

of our report dated March 28, 2024, with respect to the consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries included in HA Sustainable Infrastructure Capital, Inc.’s (f/k/a Hannon Armstrong Sustainable Infrastructure Capital, Inc.) Annual Report (Form 10-K/A) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, PA

July 23, 2024